EXHIBIT 10.1

PORTIONS OF THIS EXHIBIT MARKED BY AN (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

February 1, 2011

Orbitz Worldwide, LLC
500 W. Madison St., Suite 1000
Chicago, IL 60661

Ladies and Gentlemen:

This letter sets out certain mutually beneficial understandings and agreements between the parties relating to the Agreements referenced below. As used in this letter agreement, “Travelport” shall refer to Travelport, LP, and “OWW” shall refer to Orbitz Worldwide, LLC. Capitalized terms used in this letter agreement and not otherwise defined shall have the meanings ascribed to them in the applicable Agreement.

Effective as of execution and delivery of this letter agreement, the parties hereby agree as follows:

1.
Subscriber Agreement. Travelport and OWW agree to amend the Subscriber Agreement, in accordance with the terms set forth in the Eleventh Amendment to the Subscriber Agreement, attached hereto as Schedule A.

2.	Air Vendor. Travelport and OWW agree to enter into the Agreement Relating to AA Ticketing Authority attached hereto as Schedule B.

3.	Fare Search; ebookers Websites; Supplier Link. Travelport and OWW agree to enter into the Agreement Relating to ITA, ebookers and Supplier Link attached hereto as Schedule C.

4.
Direct Connect; General. This letter agreement, Schedule A, Schedule B and Schedule C do not in any way constitute consent from Travelport for OWW to discuss or enter into a direct connect arrangement with any air carrier and does not in any way constitute a waiver by OWW of any rights to discuss or enter into a direct connect arrangement with any air carrier. Further, this letter agreement, Schedule A, Schedule B and Schedule C shall not operate to waive either party's rights with respect to Section 5.C of the Subscriber Agreement. This letter agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto or their successors in interest. This letter agreement shall be construed and enforced in accordance with, and the rights and duties of the parties shall be governed by, the laws of the State of Illinois without regard to the principles of conflicts of law. This letter agreement may be executed by the parties in separate counterparts and each counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

1

The parties have caused this letter agreement to be executed by the signatures of their respective authorized representatives.

Orbitz Worldwide, LLC	Travelport, LP
/s/ Mike Nelson	/s/ Kurt Ekert
Name: Mike Nelson	Name: Kurt Ekert
Title: President, PSG	Title: CCO
Date: 2/1/11	Date: 2/1/11

Schedule A

Eleventh Amendment to Subscriber Agreement

February 1, 2011

Travelport, LP
Travelport Global Distribution Systems, B.V.
300 Galleria Parkway, N.W.
Atlanta, GA 30339

Re:
Subscriber Services Agreement, dated as of July 23, 2007, between Travelport, LP (f/k/a Galileo
International, L.L.C.) (“Travelport”), Travelport Global Distribution Systems B.V. (f/k/a Galileo Nederland
B.V.) (“TGDS”) and Orbitz Worldwide, LLC (“Subscriber”), as amended to date (the “Subscriber
Agreement”)

Ladies and Gentlemen:

This letter constitutes an Eleventh Amendment (this “Amendment”) to the Subscriber Agreement referenced above. Capitalized terms used in this Amendment and not otherwise defined shall be used as defined in the Subscriber Agreement.

Effective as of the date of this Amendment (the “Amendment Effective Date”), Travelport, TGDS and Subscriber agree as follows:

1.	Material Revenue Change. Subject to Section 2 of this Amendment, Section 20 of the Subscriber Agreement shall be deleted in its entirety and replaced with the following:

20. MATERIAL REVENUE CHANGE

A.
In the event that Galileo decreases by (***) percent ((***)%) or more the Participation Fees (as defined in Section 1.EE) per Segment payable to Galileo for (***) Segments booked via the Orbitz Worldwide Agencies through the Travelport GDSs on a country-by-country basis so that the blended Participation Fees per Segment after the decrease are below the blended Participation Fees per Segment in effect as of (***) (the “Fee Change”), then, effective as of the date of the Fee Change (the “Fee Change Effective Date”) and subject to Section 20.B, the Segment Incentives provided under this Agreement in the relevant country in connection with the particular Services affected shall be reduced by (***) of the amount of the Fee Change percentage that exceeds (***) percent ((***)%). For example, assume Galileo decreased its blended Participation Fees per Segment across the Travelport GDSs in the United States effective as of July 1, 2011 and such decreases resulted in a (***) percent ((***)%) decrease in the blended Participation Fees per Segment booked via the Orbitz Domestic Agencies below the blended Participation Fees per Segment in effect as of (***), then the Segment Incentives set forth on the Custom Terms and Conditions Attachment (Galileo Services) - North America and on the Custom Terms and Conditions Attachment (Worldspan Services) shall be decreased by (***)% (i.e., (***)of (***)%, which is the percentage decrease in the blended Participation Fees per Segment that exceeds (***)%) effective as of July 1, 2011, subject to Section 20.B.

B.	Any decrease in Segment Incentives pursuant to Section 20.A shall further be subject to the following, to be applied on a country-country basis:

(i)
The blended change in participation fees per segment for Galileo's subscribers other than the Orbitz Worldwide Agencies establishes a “Baseline Fee Change Percentage.” The percentage decrease to Segment Incentives payable to Subscriber for any country shall in any event be no greater than (***) percent ((***)%) more than the Baseline Fee Change Percentage. By way of example, Examples 1, 2 and 3 set forth in Exhibit A to the Eleventh Amendment to this Agreement demonstrate the calculation of Segment Incentives payable to Subscriber pursuant to this Section 20.B(i).

(ii)
In the event that Galileo's blended Participation Fees per Segment for Segments booked through the Orbitz Worldwide Agencies are reduced by (***) percent ((***)%) or more following the effective date of the Eleventh Amendment to this Agreement, then, notwithstanding Sections 20.A or 20.B(i), the Segment Incentives payable to Subscriber shall be decreased such that (x) Galileo's blended Participation Fees less Segment Incentives per Segment, is not less than (y) $(***) plus applicable processing costs; provided, however, if Galileo Discriminates (hereinafter defined) against Subscriber, then this Section 20.B(ii) shall not be effective. For purposes hereof, “Discrimination” means that the blended Participation Fees per Segment (by ticket type) paid by Vendors shall be materially lower for Segment bookings made by the Orbitz Worldwide Agencies than the blended participation fees per segment (by ticket type) for segments bookings made by Galileo subscribers other than Orbitz Worldwide Agencies. For purposes of this Section 20.B(ii), Galileo's processing costs in the U.S. shall be capped at $(***) per Segment booked through the Orbitz Domestic Agencies. By way of example, Example 4 set forth in Exhibit A to the Eleventh Amendment to this Agreement demonstrates the calculation of Segment Incentives payable to Subscriber taking into account this Section 20.B(ii) for U.S. points of sale.

2.
Effectiveness. This Amendment shall become effective as of the Amendment Effective Date and shall continue to be in effect until the earlier of the date, if any, that (i) the Audit Committee of the Board of Directors of OWW (the “Audit Committee”), acting reasonably and in good faith, shall determine that OWW and any air Vendor are engaged (directly or indirectly) in discussions that are reasonably likely to result in OWW having a Direct Connect relationship with that air Vendor, or (ii) OWW consummates a Direct Connect relationship with any air Vendor. Under this Section 2, a “Direct Connect” does not include OWW's Supplier Link obligations existing as of the Amendment Effective Date with Continental, Delta, US Airways, Alaska, and Midwest provided such obligations are not expanded or renewed. OWW shall ensure that the Audit Committee will diligently monitor any discussions that OWW may have regarding a potential Direct Connect relationship with any air Vendor and will make a determination such as described in clause (i) of the previous sentence as soon as such a determination is reasonably justified. In addition, OWW will notify Travelport immediately if either event described in clauses (i) and (ii) of the first sentence of this Section 2 occurs, in which event, effective as of the date of either such event, (x) this Amendment shall be terminated and of no further force and effect, and (y) the forgoing provisions of Section 20 of the Subscriber Agreement shall be replaced with the provisions that were in effect prior to this Amendment.

3.
General. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto or their successors in interest, except as expressly provided in the Subscriber Agreement. Each Party to this Amendment agrees that, except as expressly provided in this Amendment, nothing in this Amendment is intended to alter the rights, duties and obligations of the Parties under the Subscriber Agreement, which shall remain in full force and effect as amended hereby. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Subscriber Agreement, the terms and conditions of this Amendment shall govern. This Amendment may be executed by the Parties in separate counterparts and each counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

The Parties have caused this Amendment to be executed by the signatures of their respective authorized representatives.

Orbitz Worldwide, LLC	Travelport, LP
/s/ Mike Nelson	/s/ Kurt Ekert
Name: Mike Nelson	Name: Kurt Ekert
Title: President, PSG	Title: CCO
Date: 2/1/11	Date: 2/1/11

Travelport Global Distribution System B.V.
/s/ Marco van Ieperen .
Name: Marco van Ieperen
Title: Director
Date: 2/23/11

Schedule B

Agreement Relating to AA Ticketing Authority

AGREEMENT RELATING TO AA TICKETING AUTHORITY
THIS AGREEMENT (this “Agreement”) is entered into as of February 1, 2011 and effective as of December 22, 2010 (the “Effective Date”) by and between Travelport, LP (“Travelport”) and Orbitz Worldwide, LLC (“OWW”).

WHEREAS, on November 1, 2010, American Airlines, Inc. (“AA”) notified OWW of AA's intent to terminate, effective December 1, 2010, certain agreements with OWW and to withdraw ticketing authority for OWW's websites Orbitz.com (“Orbitz.com”) and Orbitz for Business (“OFB”);

WHEREAS, Travelport and AA are parties to Travelport, LP v. American Airlines, Inc. (the “Travelport - AA Lawsuit”) in the Circuit Court of Cook County, concerning whether or not AA's actions constitute a breach of an agreement between Travelport and AA;

WHEREAS, the court in the Travelport - AA Lawsuit granted a temporary restraining order on November 19, 2010 prohibiting AA from terminating its agreements with OWW;

WHEREAS, on December 21, 2010, the court in the Travelport - American Lawsuit denied Travelport's motion for a preliminary injunction and effective as of December 21, 2010, the temporary restraining order previously granted is no longer in effect;

WHEREAS, on December 21, 2010, AA withdrew ticketing authority from Orbitz.com and OFB and AA's flights are currently not available on Orbitz.com and OFB; and

WHEREAS, the parties wish to agree to the terms set forth in this Agreement concerning OWW's commercial relationship with AA.

NOW THEREFORE, in consideration of the mutual promises contained herein, the adequacy of which is hereby acknowledged by the parties, the parties agree as follows:

1.
Loss of AA Ticketing Authority. Subject to the provisions of Section 4 below, Travelport will increase the applicable air Segment Incentive to OWW by $(***) per air Segment for air Segments booked by Orbitz.com through the Worldspan CRS under the Subscriber Services Agreement, dated as of July 23, 2007, to which Travelport and OWW are parties (the “Subscriber Agreement”), as “Segment” is defined in the Subscriber Agreement and as the number of air Segment booked by Orbitz.com through the Worldspan CRS is determined on the basis of the records maintained by Travelport in the ordinary course of its business.

It is the intent of the parties that payment of the increased air Segment incentive set forth in this Section 1 will be based on no less than (***) air Segments and no more than (***) air Segments being booked by Orbitz.com through the Worldspan CRS during each (***) period commencing as of the Effective Date and the (***) thereafter during the period that this Agreement is in effect (the “Term”), as provided in Section 4. Within 10 days after the end of the Term, Travelport will calculate the actual number of air Segments booked by Orbitz.com through the Worldspan CRS during the Term, and if that actual number of air Segments is more than (***) times the number of such (***) periods during the Term or less than (***) times the number of such (***) periods during the Term, then the parties will reconcile the amount paid pursuant to this Section 1 so that (a) in the case where the actual number of air Segments are more than a (***) average of (***), the amount payable will be no more than (i) $(***), multiplied by (ii) (***), multiplied by (iii) the number of such (***) periods during the Term, with any excess amount above the amount payable based upon (***)(***) air Segments that may have been paid being promptly repaid to Travelport by OWW, and (b) in the case where the actual number of air Segments are less than a (***) average of (***), the amount payable will be no less than (i) $(***) multiplied by (ii) (***), multiplied by (iii) the number of such (***) period during the Term, with any unpaid amount below the amount payable based upon (***) (***) air Segments being promptly paid to OWW by Travelport. On a monthly basis during the Term, the parties agree to review the number of air Segments booked by Orbitz.com through the

Worldspan CRS to determine if an adjustment of these terms is appropriate to accomplish the purposes of this Agreement.

Other than actions that it normally takes, or fails to take, in the ordinary course of it business, OWW shall not take any action (including, but not limited to, moving air Segments from CheapTickets.com. to Orbitz.com), or fail to take any action, for the purpose of increasing the compensation payable to OWW pursuant to this Section 1 or otherwise circumventing the purposes of this Agreement.

Any dispute between the parties as to the amount of compensation payable by Travelport to OWW under this Section 1 shall be resolved by binding arbitration in accordance with the provisions of Section 13 of the Subscriber Agreement as if that dispute were a Dispute as defined in Section 13 of the Subscriber Agreement.

2.
Mitigation. OWW shall use commercially reasonable efforts (without taking into consideration the payments it receives from Travelport pursuant to Section 1) to mitigate losses resulting from the loss of AA ticketing authority.

3.
Repayment. If and when this Agreement is terminated as provided in Section 4 below, then OWW shall repay to Travelport any amounts paid by Travelport pursuant to Section 1 for periods after the effective date of such termination and any amounts that may be determined to be overpayments made before the effective date of such termination. OWW shall not be required to repay any amounts paid by Travelport pursuant to Section 1 for periods preceding the effective date of such termination except to the extent that those amounts are determined to be overpayments.

4.
Effectiveness. This Agreement shall become effective as of the Effective Date and shall continue to be in effect until the earliest of (a) April 21, 2011, (b) the date, if any on which OWW's ticketing authority is reinstated by AA for Orbitz.com, or (c) the date, if any, that (i) the Audit Committee of the Board of Directors of OWW (the “Audit Committee”), acting reasonably and in good faith, shall determine that OWW and AA are engaged (directly or indirectly) in discussions that are reasonably likely to result in OWW having a Direct Connect (as defined in the Subscriber Agreement) relationship with AA, or (ii) OWW consummates a Direct Connect relationship (directly or indirectly) with AA. OWW shall ensure that the Audit Committee will diligently monitor any discussions that OWW may have regarding a potential Direct Connect relationship with AA and will make a determination such as described in clause (c)(i) of the previous sentence as soon as such a determination is reasonably justified. In addition, OWW will notify Travelport immediately if any of the events described in clauses (a), (b), (c)(i) and (c)(ii) of the first sentence of this Section 4 occurs, in which event, effective as of the date of the earliest of such event, this Agreement shall be terminated and of no further force and effect. The parties agree to use good faith, commercially reasonable efforts to negotiate an extension of compensation from Travelport to OWW beyond April 21, 2011 if, as of that date, all of the following conditions exist: (x) Orbitz.com continues to lack AA ticketing authority; (y) OWW has not consummated a Direct Connect relationship (directly or indirectly) with AA; and (z) the Audit Committee has not determined, pursuant to its obligations in this Section 4, that OWW is engaged (directly or indirectly) in discussions that are reasonably likely to result in OWW having a Direct Connect relationship with AA; provided, however, neither party shall be obligated to agree to any such compensation or any specific provisions related to such compensation.

5.
Governing Law; Entire Agreement. This Agreement shall be governed by the laws of the State of Illinois, without regard to its conflict-of-law principles. This Agreement constitutes the entire agreement between the parties, and supersedes any prior agreements (written or oral), concerning its subject matter.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Orbitz Worldwide, LLC	Travelport, LP
/s/ Mike Nelson	/s/ Kurt Ekert
Name: Mike Nelson	Name: Kurt Ekert
Title: President, PSG	Title: CCO
Date: 2/1/11	Date: 2/1/11

Schedule C

Agreement Relating to ITA, ebookers and Supplier Link

AGREEMENT RELATING TO ITA, EBOOKERS AND SUPPLIER LINK

THIS AGREEMENT (this “Agreement”) is entered into as of February 1, 2011 (the “Effective Date”) by and between Travelport, LP (“Travelport”) and Orbitz Worldwide, LLC (“OWW”).
WHEREAS, Travelport and OWW are parties to the Subscriber Services Agreement dated as of July 23, 2007, as amended (the “Subscriber Agreement”);
WHEREAS, OWW owns and operates numerous online travel websites, including www.orbitz.com and www.cheaptickets.com (“OWW Domestic Consumer Websites”) and www.ebookers.com (“ebookers UK”) and other European country websites related to ebookers UK (together with ebookers UK, the “ebookers Websites”);
WHEREAS, Travelport owns and operates an airfare search solution, e-Pricing (“e-Pricing”);
WHEREAS, OWW, through its subsidiary, Orbitz, LLC, is a party to Supplier Link Agreements (“Supplier Link Agreements”) with United, Continental, Delta, US Airways, Alaska, and Midwest (each, a “Supplier Link Carrier”) providing for air bookings directly in the airline's internal reservation systems;
WHEREAS, the parties wish to agree to the terms set forth in this Agreement concerning e-Pricing and the Supplier Link Agreements and the other matters addressed herein.
NOW THEREFORE, in consideration of the mutual promises contained herein, the adequacy of which is hereby acknowledged by the parties, the parties agree as follows:

1.
Travelport Consent. Subject to Section 2 below, Travelport consents to OWW proceeding with an arrangement with ITA Software, Inc. (“ITA”), which arrangement provides for the use of ITA's airfare search solution after December 31, 2011 by the OWW Domestic Consumer Websites (the “OWW-ITA Arrangement”).

2.	Google/ITA. If the acquisition of ITA by Google Inc. does not close by December 31, 2011, then OWW shall elect (such election to be made in OWW's sole discretion) to either:

a.	replace the percentage “(***)%” with the percentage “(***)%” in subsection 3.a, and replace the amount “$(***)/PNR” with the amount “$(***)/PNR” in subsection 3.b; or

b.	make a one-time payment of (***) dollars ($(***)) to Travelport, no later than March 31, 2012.

OWW covenants that its existing agreement, and any future agreements that it may have, with ITA will not prevent or restrict OWW from complying with its obligations in this Section 2 and in Section 3 below.

3.	e-Pricing.

a.
Commencing no later than December 31, 2011 and continuing through December 31, 2014, OWW shall price a minimum of (***)% of searches for the OWW Domestic Consumer Websites using e-Pricing. OWW shall use methodology substantially consistent with its practices with ITA to determine which searches to send to e-Pricing (i.e., OWW shall not send to e-Pricing Eligible Segments that OWW has a reasonable basis to believe will generate a higher look-to-book ratio than searches sent to ITA).

b.
In connection with OWW's use of e-Pricing pursuant to Section 3.a and subject to Section 3.d, OWW shall pay Travelport $(***)/PNR created on the OWW Domestic Consumer Websites using e-Pricing. Such fee includes all fixed and variable costs, including hardware. No fee shall apply to OWW's testing of e-Pricing pursuant to the last sentence of Section 3.c.

c.
Commencing (***) and continuing throughout the remainder of the term of the Subscriber Agreement, provided Google's acquisition of ITA closes, and further provided that Travelport has satisfied the condition stated in the next sentence concerning e-Pricing functionality, OWW will price (***)% of its air searches for the OWW Domestic Consumer Websites using e-Pricing. OWW's obligation set forth in the previous sentence is preconditioned on the functionality of e-Pricing performing equal to or better than the ITA airfare search solution in all material respects, taking into consideration only the actual capabilities of e-Pricing and the ITA airfare search solution at the time of migration (rather than planned or anticipated improvements to either product). In connection with determining whether e-Pricing performs equal to or better than ITA in all material respects, OWW shall use all commercially reasonable efforts to test e-Pricing until it meets the precondition described in the preceding sentence.

d.
If OWW migrates to e-Pricing pursuant to Section 3.c, then in connection with OWW's use of e-Pricing for the OWW Domestic Consumer Websites, OWW shall pay Travelport $(***)/PNR created on the OWW Domestic Consumer Websites. However, if Travelport's blended Participation Fees per Segment for Segments booked through the Orbitz Domestic Agencies under the Subscriber Agreement are reduced by (***) percent ((***)%) or more following the Effective Date, then OWW shall pay Travelport $(***)/PNR (rather than $(***)/PNR) created on the OWW Domestic Consumer Websites in connection with OWW's use of e-Pricing. If OWW migrates to e-Pricing pursuant to Section 3.c, then for the duration of OWW's use of e-Pricing for the OWW Domestic Consumer Websites, Travelport will maintain e-Pricing's performance levels at a minimum consistent with those at the time of the migration, and further Travelport will maintain the performance of the e-Pricing functionality in a manner so that it is substantially equivalent to the functionality of other airfare search solutions. The fees set forth in this Section 3.d shall include all fixed and variable costs, including hardware.

4.	ebookers Websites.

a.
In addition to any other obligations that OWW may have pursuant to the Subscriber Agreement, OWW shall use commercially reasonable, good faith efforts to migrate the ebookers Websites that do not use the Travelport GDSs to the Galileo GDS as soon as commercially practicable.

b.
OWW will use the following criteria to determine when e-Pricing satisfies the threshold for ebookers to migrate to the Galileo GDS: latency, bookability, fare diversity and ability to find the lowest price. OWW and Travelport will work together in the thirty (30) days following the Effective Date to determine the specific migration thresholds.

c.
Once e-Pricing satisfies the applicable metrics for a country-specific ebookers Website, the parties will migrate that particular ebookers Website to the Galileo GDS. Where commercially practical, the parties will test and migrate certain country-specific ebookers Websites to the Galileo GDS simultaneously. Upon migration of an ebookers Website to the Galileo GDS, OWW will pay Travelport $(***)/PNR created on the migrated ebookers Website using e-Pricing.

d.
OWW shall be subject to a commercially reasonable excess transaction allowance (“ETA”) for the ebookers Websites migrated to the Galileo GDS. The ETA will be mutually agreed between the parties and will not be less favorable to OWW than OWW's current costs using a non-Galileo GDS solution. OWW shall represent to Travelport that the ETA is equivalent to OWW's current costs using a non-Galileo GDS solution and shall permit a third-party auditor, selected and paid for by Travelport and subject to OWW's reasonable approval, which auditor shall be bound by confidentiality obligations, to confirm that such representation is correct.

5.	Supplier Link Agreements.

a.
(***) Supplier Link. Travelport represents and warrants to OWW that nothing in its Second Amendment to the Content Agreement (“Travelport - (***) Agreement”) with (***) (“(***)”) is detrimental to OWW. Travelport shall permit a third-party auditor, selected and paid for by OWW and subject to Travelport's reasonable approval, which auditor shall be bound by confidentiality obligations, to confirm that the provisions in the Travelport - (***) Agreement do not detrimentally impact OWW. OWW shall not be required to pay (in the form of a Segment Incentive reduction or otherwise) Travelport in connection with the contemplated migration of (***)'s Supplier Link to the Worldspan GDS. OWW shall use all reasonable efforts to obtain (***)'s consent to the migration of OWW's Supplier Link to the Worldspan GDS and, provided that (***) confirms in writing to OWW that (***) so consents, OWW shall move (***)'s Supplier Link bookings to the Worldspan GDS no later than February 15, 2011. OWW may keep the (***) Supplier Link connection open for a reasonable period of time following February 15, 2011, solely to continue to provide service in connection with bookings previously made. OWW may re-commence making (***) Supplier Link bookings if the commercial arrangement contemplated by the Travelport - (***) Agreement, as it relates to OWW's compensation and access to content, ceases, and such re-commencement shall not be considered an expansion of Supplier Link and shall not violate Section 5.C(i) of the Subscriber Agreement, so long as OWW books only those segments previously eligible to be booked in the (***) Supplier Link connection in accordance with the provisions of the Subscriber Agreement.

b.	Remaining Supplier Link Agreements.

i.
OWW agrees to migrate each of the remaining Supplier Link Carriers still processing segments through Supplier Link ((***)) to the Worldspan GDS, upon the satisfaction of the following conditions: (1) the Supplier Link Carrier agrees in a definitive agreement with OWW to permit OWW to cease processing the Supplier Link Carrier's segments through the Supplier Link Agreement, and (2) either (A) the Supplier Link Carrier agrees with OWW not to terminate the carrier's Charter Associate Agreement prior to December 31, 2013, or (B) either the Supplier Link Carrier or Travelport provides OWW with commercial benefits substantially equivalent to those provided under the carrier's Charter Associate Agreement through at least December 31, 2013.

ii.
OWW shall not be required to take a reduction in Segment Incentives (as that term is defined in the Subscriber Agreement) payable by Travelport as a result of the migration of the Supplier Link carrier to the Worldspan GDS. Following completion of the migration of a Supplier Link Carrier to the Worldspan GDS, OWW shall make an annual payment to Travelport (through December 31, 2014), such payment to equal the amount of operational cost savings realized by OWW due to the elimination of the Supplier Link service for that Supplier Link Carrier. Other than as set forth in this Section 6.b.ii, OWW shall have no obligation to fund any reductions in Participation Fees (as that term is defined in the Subscriber Agreement) agreed between Travelport and a Supplier Link Carrier in connection with the Supplier Link Carrier's agreement to migrate the Supplier Link bookings to the Worldspan GDS.

iii.	OWW will actively cooperate with Travelport to secure and complete the migrations of the remaining Supplier Link carriers to the Worldspan GDS as soon as reasonable.

iv.	OWW's Segment Incentives under the Subscriber Agreement shall not be subject to Section 20 (Material Revenue Change) of the Subscriber Agreement as a result of Travelport and a

Supplier Link Carrier agreeing to new Participation Fees in connection with the migration of Supplier Link segments to the Worldspan GDS. Once an airline is migrated from Supplier Link to the Worldspan GDS, the amounts paid by OWW to Travelport reflecting annual operational cost savings for former Supplier Link Carriers will not be taken into consideration in determining Travelport's compliance with Section 21 (Subscriber Terms and Conditions Commitment) of the Subscriber Agreement.

v.
OWW may re-commence making Supplier Link bookings for a migrated Supplier Link Carrier if the commercial arrangement contemplated by the agreement between Travelport and the Supplier Link Carrier, as it relates to OWW's compensation and access to content, ceases, and such re-commencement shall not be considered an expansion of Supplier Link and shall not violate Section 5.C(i) of the Subscriber Agreement, so long as OWW books only those segments previously eligible to be booked in the Supplier Link connection in accordance with the provisions of the Subscriber Agreement.

6.	Effectiveness. This Agreement shall become effective and continue as follows:

a.
With respect to Sections 6 and 8, this Agreement shall become effective as of the Effective Date and shall continue and survive any termination or expiration of this Agreement or any provision thereof.

b.	With respect to Section 1, this Agreement shall become effective as of the Effective Date and shall continue until the earlier of (i) the closing of the OWW-ITA Arrangement, and (ii) December 31, 2011

c.
With respect to Sections 2, 3 and 4, the closing of the OWW-ITA Arrangement on or before December 31, 2011 shall be a precondition to the effectiveness of these provisions, and if and only if the closing of the OWW-ITA Arrangement occurs on or before December 31, 2011, those provisions of this Agreement shall take effect and continue through the term of the Subscriber Agreement.

d.
With respect to Sections 5 and 7, this Agreement shall become effective as of the Effective Date and continue until (a) with respect to Sections 5.b.ii, 5.b.iv, and 7, through the term of the Subscriber Agreement; and (b) with respect to Section 5 (other than Sections 5.b.ii and 5.b.iv), until all Supplier Link Carriers have been moved to the Worldspan GDS.

7.
Subscriber Agreement. Except as expressly provided in this Agreement, nothing in this Agreement is intended to alter the rights, duties and obligations of the parties under the Subscriber Agreement, which shall remain in full force and effect. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Subscriber Agreement, the terms and conditions of this Agreement shall govern.

8.
Governing Law; Entire Agreement. This Agreement shall be governed by the laws of the State of Illinois, without regard to its conflict-of-law principles. This Agreement constitutes the entire agreement between the parties, and supersedes any prior agreements (written or oral), concerning its subject matter.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Orbitz Worldwide, LLC	Travelport, LP
/s/ Mike Nelson	/s/ Kurt Ekert
Name: Mike Nelson	Name: Kurt Ekert
Title: President, PSG	Title: CCO
Date: 2/1/11	Date: 2/1/11